EXHIBIT 99.1

FOR RELEASE August 9, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel to Participate at Pacific Crest 15th Annual Global Technology Leadership Forum

THE WOODLANDS, Texas — August 9, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, has been invited to participate at the Pacific Crest 2013 Global Technology Leadership Forum being held on August 11-13, 2013 at the Sonnenalp Resort in Vail, Colorado.

UniPixel President and Chief Executive Officer Reed Killion and Chief Technology Officer, Senior Vice President and General Manager Robert Petcavich is scheduled to participate on a panel discussion titled: “Implications for Adding Touch for the PC and Lower Cost Alternatives to ITO: Metal Mesh and Optical Infrared.” The panel discussion will be held on Tuesday, August 13, 2013 at 11:00 a.m. Mountain time, with one-on-one meetings held throughout the day.

Management will discuss the company’s progress towards revolutionizing the touch-screen market, including its manufacturing build-out of its UniBoss™ pro-cap, multi-touch sensor film per two preferred pricing and capacity agreements with a major PC maker and an Ecosystem Partner announced earlier.

For more information about the conference or to schedule a one-on-one meeting with UniPixel management, please contact your Pacific Crest representative at (503) 248-0721.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with line widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com